August 19, 1996



The Standish Care Company
197 First Avenue
Needham, MA 02194

      Re:   Registration Statement on Form S-4; File No. 333-5364

Ladies and Gentlemen:

      We have acted as legal counsel to The Standish Care Company, a Delaware corporation ("Standish"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (No. 333-5364) (the "Registration Statement") pursuant to which Standish is registering under the Securities Act of 1933, as amended (the "Act"), a total of 50,540,000 shares of Common stock, $.01 par value, of Standish (the "Shares").

      The Shares are being proposed to be issued in connection with the proposed mergers of twelve wholly-owned subsidiaries of Standish ("Standish Subs") with and into one of twelve affiliated corporations which are known as CareMatrix of Massachusetts, Inc., CareMatrix of Amber Lights, Inc., CareMatrix of Amethyst Arbor, Inc., CareMatrix of Emerald Springs, Inc. CareMatrix of Cypress Station, Inc., CarePlex of Cragganmore, Inc., CarePlex of Homestead, Inc., CareMatrix of Darien, Inc., CarePlex of Miami Shores, Inc., CareMatrix of ARI, Inc., CCC of Maryland, Inc. and A.M.A. New Jersey Development, Inc. (each a "CareMatrix Corporation" and collectively, "CareMatrix") and which are owned by a group of persons consisting of Abraham D. Gosman, Andrew D. Gosman, Michael M. Gosman, certain key CareMatrix employees and others (collectively, the "CareMatrix Stockholders") and the Registration Statement covers the resale of the shares of Standish Common Stock issued to CareMatrix Stockholders at the Effective
Time of the Merger. The Registration Statement also covers up to 540, 000 shares of Standish Common Stock that may be issued to National Westminster Bank Plc, New York Branch, ("NatWest") as financial advisor to CareMatrix.



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The Standish Care Company
August 19, 1996
Page 2




      This opinion is being rendered in connection with the filing of the Registration Statement. Unless otherwise indicated, capitalized terms used herein shall have the meanings ascribed thereto in the Registration Statement.

      For purposes of this opinion, we have assumed, without any investigation,
(i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than Standish to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than Standish of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than Standish of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability as to each entity or person other than Standish of each document heretofore executed and delivered or hereafter to be executed and delivered and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuiness of each signature on, and the completeness of, each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy, (ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

      In connection with this opinion, we have examined the following (collectively, the "Documents"):

      (i) the Restated Certificate of Incorporation of Standish, as amended, filed as Exhibit 3.01 to the Registration
            Statement;

      (ii) the form of the proposed Article Fourth of Standish's Restated Certificate of Incorporation, as amended, which we have assumed will be filed with the Secretary of State of the State of Delaware on or before the issuance of the Shares by the Company as contemplated by the Registration Statement and the Merger Agreement;



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The Standish Care Company
August 19, 1996
Page 3




      (iii)the By-Laws of Standish, as amended, certified by the Assistant Secretary of Standish as now being in effect;

      (iv) the corporate minute books or other records of Standish pertaining to the proceedings of the stockholders and directors of Standish;

      (v)   the Term Sheet;

      (vi)the July 10, 1996 compensation agreement between CareMatrix and NatWest (the "NatWest Compensation Agreement")

      (vii)the Merger Agreement;

      (viii)the stock transfer ledger and records of Standish; and

      (ix) certificate dated August 19, 1996 of the Secretary of State of the State of Delaware as to the good standing of the Company.

      The opinions expressed herein are based solely upon (i) our review of the Documents, (ii) discussions with Michael J. Doyle, Chairman of the Board and Chief Executive Officer and Kenneth M. Miles, Chief Financial Officer and Treasurer, of Standish, respectively, with respect to the Documents, (iii) the representations and warranties of Standish contained in the Merger Agreement,
(iv) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (v) such review of published sources of law as we have deemed necessary.

      Our opinions contained herein are limited to the laws of the Commonwealth of Massachusetts, the general corporate laws of the State of Delaware and to Federal law of the United States of America.

      Based upon and subject to the foregoing, we are of the opinion that:

      1. The Company is a corporation duly organized, validly existing and in good standing in the State of Delaware.

      2. The Shares to be issued under the circumstances contemplated in the Registration Statement, when delivered pursuant to the Merger Agreement and the NatWest Compensation Agreement, will be duly authorized, validly issued, fully paid and non-assessable.



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The Standish Care Company
August 19, 1996
Page 4



      We understand that this opinion is to be used in connection with the Registration Statement. We consent to the filing of this opinion as an Exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the prospectus constituting a part thereof and any amendments thereto. This opinion may be used in connection with the offering of the Shares only while the Registration Statement, as it may be amended from time to time, remains in effect.




                                          Very truly yours,

                                          ROBINSON & COLE



                                          By: /s/ David A. Garbus
                                              -----------------------
                                              David A. Garbus